UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

GS Capital Partners Securities Purchase Agreement

On January 7, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company agreed to sell, and GS Capital agreed to purchase, a series of convertible notes of the Company in the aggregate face amount of up to $1,250,000. The GS Capital Securities Purchase Agreement contains customary representations, warranties and covenants.

Convertible Note Issued to GS Capital

In connection with the GS Capital Securities Purchase Agreement, on January 7, 2026, the Company issued an initial senior convertible promissory note to GS Capital (the “GS Capital Note”) in the principal amount of $228,000, which includes an original issue discount of $20,000, resulting in a purchase price of $208,000. As additional consideration for the issuance of the GS Capital Note, the Company issued to GS Capital 150,000 shares of the Company’s common stock as commitment shares.

The GS Capital Note bears a one-time interest charge at a rate of 14% of the principal amount, which interest was earned in full at issuance and added to the principal balance. The GS Capital Note matures on January 7, 2027. A lump sum interest payment for 12 months was immediately due on January 7, 2026 and was added to the principal balance of the Initial Note, payable on the Maturity Date or upon acceleration or by prepayment or otherwise. The Company is required to make six installment payments of principal, each in the amount of $43,320, beginning on the 180th day following the issuance date and continuing every 30 days thereafter for six months, with any remaining principal and interest due on the maturity date.

The GS Capital Note may be prepaid without penalty. Any unpaid principal or interest bears default interest at the lesser of 24% per annum or the maximum rate permitted by law.

The GS Capital Note is convertible into shares of the Company’s common stock at the option of the holder following the occurrence of an event of default, subject to a 4.99% beneficial ownership limitation. The conversion price is initially $0.40 per share. Upon an uncured event of default, GS Capital may elect to convert at a price equal to 75% of the lowest trading price of the Company’s common stock during the 10 trading days immediately preceding the delivery of a notice of conversion, subject to adjustment as provided in the GS Capital Note.

Labrys Fund Securities Purchase Agreement

On January 20, 2026, the Company entered into a Securities Purchase Agreement with Labrys Fund II, L.P. (“Labrys Fund”), pursuant to which the Company issued a senior unsecured convertible promissory note to Labrys Fund (the “Labrys Note”) and issued 75,000 shares of the Company’s common stock as commitment shares. Labrys Fund paid a purchase price of $206,500 for the Labrys Note, subject to certain withholdings for fees and expenses.

Convertible Note Issued to Labrys Fund

In connection with the Labrys Securities Purchase Agreement, the Company issued the Labrys Note in the principal amount of $227,150, which includes an original issue discount of $20,650. The Labrys Note bears a one-time interest charge at a rate of 10% on the full principal amount, equal to $22,715, which interest is guaranteed and earned in full as of the issuance date. The Labrys Note matures 12 months from the issuance date. Any unpaid principal or interest under the Labrys Note bears default interest at the lesser of 22% per annum or the maximum rate permitted by law.

The Labrys Note is convertible into shares of the Company’s common stock at the option of the holder beginning on the earlier of (i) the occurrence of an event of default, (ii) the Company’s failure to make a required amortization payment, or (iii) 180 days after issuance, in each case subject to a beneficial ownership limitation. The conversion price is equal to the applicable percentage set forth in the Labrys Note (ranging from 95% to 98% based on the number of days elapsed since issuance) multiplied by the lowest traded price of the Company’s common stock during the look-back period specified in the Labrys Note.

The Labrys Note also provides that, upon the receipt by the Company or its subsidiaries of cash proceeds from certain specified sources, the holder may require the Company to apply up to 25% of such proceeds toward repayment of amounts outstanding under the Labrys Note. Failure to comply constitutes an event of default. The Labrys Note further restricts the Company from entering into transactions structured pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and provides for liquidated damages upon a breach of such restriction.

Auctus Fund Securities Purchase Agreement

On January 22, 2026, the Company entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus Fund”), pursuant to which the Company issued a senior unsecured convertible promissory note to Auctus Fund (the “Auctus Note”) and issued 50,000 shares of the Company’s common stock as commitment shares. Auctus Fund paid a purchase price of $225,000 for the Auctus Note, subject to certain withholdings for fees and expenses.

Convertible Note Issued to Auctus Fund

In connection with the Auctus Securities Purchase Agreement, the Company issued the Auctus Note in the principal amount of $250,000, which includes an original issue discount of $25,000. The Auctus Note bears a one-time interest charge at a rate of 12% on the full principal amount, equal to $30,000, which interest is guaranteed and earned in full as of the issuance date. The Auctus Note matures 12 months from the issuance date. Any unpaid principal or interest under the Auctus Note bears default interest at the lesser of 22% per annum or the maximum rate permitted by law.

The Auctus Note is convertible into shares of the Company’s common stock at the option of the holder beginning on the earlier of (i) the occurrence of an event of default, (ii) the Company’s failure to make a required amortization payment, or (iii) 180 days after issuance, subject to a beneficial ownership limitation. The conversion price is equal to 65% of the lowest traded price of the Company’s common stock during the 15 Trading Days prior to conversion.

The Auctus Note also provides for amortization payments beginning 30 days after the closing date and includes customary events of default and remedies.

The foregoing descriptions of the GS Capital Securities Purchase Agreement and Note; the Labrys Fund Securities Purchase Agreement and Note; and the Aucuts Fund Securities Purchase Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and notes filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 hereof regarding the GS Capital Note, the Labrys Note, and the Auctus Note are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transactions described above, the Company issued an aggregate of 275,000 shares of its common stock as commitment shares, consisting of 150,000 shares issued to GS Capital, 75,000 shares issued to the Labrys Fund and 50,000 shares issued to the Auctus Fund. In addition, shares of the Company’s common stock may be issued upon conversion of the GS Capital Note, Labrys Note and the Auctus Note, in accordance with their respective terms.

The securities described above were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(d) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 7, 2026, by and between ConnectM Technology Solutions, Inc. and GS Capital Partners, LLC
10.2	Promissory Note, dated January 7, 2026, issued by ConnectM Technology Solutions, Inc. to GS Capital Partners, LLC
10.3	Securities Purchase Agreement, dated January 20, 2026, by and between ConnectM Technology Solutions, Inc. and Labrys Fund II, L.P.
10.4	Promissory Note, dated January 20, 2026, issued by ConnectM Technology Solutions, Inc. to Labrys Fund II, L.P.
10.5	Securities Purchase Agreement, dated January 22, 2026, by and between ConnectM Technology Solutions, Inc. and Auctus Fund, LLC.
10.6	Promissory Note, dated January 22, 2026, issued by ConnectM Technology Solutions, Inc. to Auctus Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer